Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES NET INCOME OF $2.1 MILLION FOR THE

FOURTH QUARTER 2017 AND NET INCOME OF $10.4 MILLION FOR THE YEAR 2017

Highlights

•	Net income of $2.1 million for the fourth quarter of 2017 and $10.4 million for the year 2017
•	Diluted earnings per share of $0.30 for the fourth quarter of 2017 and $1.49 for the year 2017
•	Book value per share of $19.93 as of December 31, 2017, an increase of $1.21, or 6.5%, since

December 31, 2016

•	Tangible book value per share of $19.04 as of December 31, 2017, an increase of $1.30, or 7.3%, since December 31, 2016
•	Loan growth of $22.4 million during the fourth quarter of 2017, an increase of 2.0%, and $118.5 million during the year of 2017, an increase of 11.5%
•	Deposit growth of $44.0 million during the fourth quarter of 2017, an increase of 4.1%, and $132.6 million during the year 2017, an increase of 13.6%

Manitowoc, Wisconsin, January 18, 2018 – County Bancorp, Inc. (NASDAQ: ICBK), the holding company of Investors Community Bank, a commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $2.1 million, or $0.30 diluted earnings per share, for the fourth quarter of 2017, compared to net income of $3.5 million, or $0.50 diluted earnings per share, for the fourth quarter of 2016.  Net income for the year ended December 31, 2017 was $10.4 million compared to $10.7 million for the year ended December 31, 2016, a decrease of 2.8%.  This represents a return on average assets of 0.80% for the year ended December 31, 2017, compared to 0.98% for the year ended December 31, 2016.  Net income for the fourth quarter of 2017 was negatively impacted by a writedown of other real estate owned, as well as a revaluation of the deferred tax asset as a result of the recently enacted tax reform.

“We continued to see strong loan growth for the quarter and for the year, both on the commercial and agricultural side,” stated Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “In the fourth quarter, we implemented additional deposit strategies and new promotions that lead to more core funding, which we are hopeful will continue into 2018.  The core funding strategy is vitally important as we continue to see strong pipelines for both commercial and agricultural relationships.”

“Non-performing assets continue to improve; however, the agricultural market continues to show stress from a lower than expected milk price environment,” continued Schneider.  “The Chicago Mercantile Exchange milk price futures are also indicating a lower milk price for most of 2018.  We continue to be diligent in monitoring our agricultural relationships and work closely with our borrowers to help them manage through these more challenging times.”

Loans and Total Assets

Total assets at December 31, 2017 were $1.4 billion, an increase of $37.7 million, or 2.8%, and $154.4 million, or 12.4%, over total assets as of September 30, 2017 and December 31, 2016, respectively.  Total loans were $1.1 billion at December 31, 2017, which represents a $22.4 million, or 2.0%, and $118.5 million, or 11.5%, increase over total loans at September 30, 2017 and December 31, 2016, respectively.   Throughout 2017, we saw increased loan demand in all of our market areas.  In particular, agricultural loans have increased $61.8 million and commercial loans have increased $46.6 million in 2017.

Deposits

Total deposits at December 31, 2017 were $1.1 billion, an increase of $44.0 million, or 4.1%, and $132.6 million, or 13.6%, over total deposits as of September 30, 2017 and December 31, 2016, respectively.  While core deposit (demand deposits, money markets, and certificates of deposit) generation remains challenging, we generated $45.8 million of core deposits in new and existing products during the fourth quarter of 2017.   We have also supplemented our deposit needs with wholesale deposits.  Brokered deposits and national certificates of deposit at December 31, 2017 were $425.0 million, which was a decrease of $2.5 million, or 0.6%, from September 30, 2017, and an increase of $90.4 million, or 27.0%, from December 31, 2016.

Net Interest Income and Margin

Net interest income remained stable at $10.2 million for both the three months ended December 31, 2017 and to the three months ended December 31, 2016, in part due to the accretion of a fair value discount in the fourth quarter of 2016 which was offset by increased income on loans in the fourth quarter.  For the year ended December 31, 2017, net interest income increased to $38.9 million from $35.6 million for the year ended December 31, 2016, primarily due to overall loan growth in 2017.

Net interest margin decreased to 3.06% for the three months ended December 31, 2017, compared to 3.45% for the three months ended December 31, 2016.  The decrease was primarily the result of the accretion of a fair value discount of $1.4 million during the fourth quarter of 2016, which positively impacted net interest margin by 48 basis points.  This was related to our acquisition of The Business Bank in May 2016.  The fourth quarter 2017 net interest margin was also negatively impacted by a 0.31% increase in funding costs compared to fourth quarter 2016.

For the year ended December 31, 2017, net interest margin decreased to 3.11%, compared to 3.35% for the year ended December 31, 2016.  The decrease in margin was primarily the result of the accretion of fair value discount of $1.9 million in 2016 which positively impacted net interest margin by 18 basis points, as well as increased funding costs of 0.20% during 2017 compared to 2016.  The accretion adjustment for 2017 is immaterial.

Non-Interest Income and Expense

Non-interest income for the year ended December 31, 2017 decreased $1.0 million to $7.7 million compared to $8.7 million for the year ended December 31, 2016.   The year-over-year decrease is directly related to a $1.1 million decrease in loan servicing rights during 2017 which was the result of lower volumes of secondary market sales and participations due to changes in Farm Service Agency regulations.

Non-interest expense for the year ended December 31, 2017 increased $1.9 million to $26.0 million from $24.1 million for the year ended December 31, 2016.  The increase is primarily related to a $2.3 million increase in employee compensation and benefits related to a 6.7% increase in headcount during 2017 and a 32.2% increase in benefit costs between 2016 and 2017.  This increase was partially offset by a $0.8 million reduction in information processing expenses for 2017 compared to 2016 due to the additional information processing expense in 2016 in connection with the acquisition of The Business Bank.

Non-interest expense for the three months ended December 31, 2017 increased by $1.2 million to $7.2 million compared to the three months ended December 31, 2016.  Non-interest expense in the fourth quarter of 2017 was negatively impacted by $0.4 million of business development expenses which were accelerated from future periods to maximize the tax advantage of the higher corporate tax rate in 2017.  The writedown of one OREO property of $0.8 million also occurred during the fourth quarter of 2017.

Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law.  Among other changes is a permanent reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018.  As a result of the reduction in the corporate income tax rate, the Company revalued its net deferred tax asset as of December 31, 2017.  This resulted in a reduction in the value of our net deferred tax asset of

$0.9 million, or $0.15 per diluted share, which was recorded as additional income tax expense for the fourth quarter of 2017.  Income tax expense for the fourth quarter of 2017 was $2.9 million compared to $2.1 million for the fourth quarter of 2016.

The Company will continue to analyze the Tax Act to determine the full effects the new law, including the new lower corporate tax rate, has on its financial statements.

Asset Quality

Non-performing assets as a percent of total assets continued to improve and decreased to 1.15% at December 31, 2017 from 1.84% at December 31, 2016.  At December 31, 2017, non-performing assets were $16.1 million, down from $22.9 million at December 31, 2016.

Net charge-offs for the year ended December 31, 2017 were $1.7 million which was an increase of $1.0 million from the year ended December 31, 2016.  $1.5 million of the net charge-offs for 2017 consisted of a commercial real estate relationship that was fully reserved for in the allowance for loan losses; there is no further exposure to this customer.

Provision for loan losses for the year ended December 31, 2017 was $2.3 million compared to $3.0 million for the year ended December 31, 2016.  The decreased provision is primarily the result of improved qualitative factors related to unemployment levels being at near historic lows, which was partially offset by an increase in agricultural loan impairments.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
	(dollars in thousands, except per share data)
Selected Balance Sheet Data:
Total assets	$1,397,045	$1,242,670	$884,889	$771,756
Total loans	1,148,951	1,030,486	748,189	648,122
Allowance for loan losses	(13,247)	(12,645)	(10,405)	(10,603)
Securities available for sale, at fair value	126,030	123,437	83,281	81,282
Goodwill	5,038	5,038	-	-
Core deposit intangible, net of amortization	919	1,441	-	-
Deposits	1,110,077	977,518	672,226	605,469
Shareholders' equity	140,986	131,288	107,024	80,043
Common equity	132,986	123,288	99,024	72,043

Stock Price Information:
High - Year-to-date	$35.89	$26.97	$24.20	N/A
Low - Year-to-date	$22.73	$18.25	$15.20	N/A
Market price per common share	$29.76	$26.97	$19.50	N/A
Book value per share	$19.93	$18.72	$17.16	$16.01
Tangible book value per share (1)	$19.04	$17.74	$17.16	$16.01
Average diluted shares of common stock year-to-date	6,746,846	6,415,204	5,778,584	4,580,917
Common shares outstanding	6,673,381	6,586,335	5,771,001	4,498,790

Non-Performing Assets:
Nonaccrual loans	$11,559	$20,107	$24,579	$11,555
Other real estate owned	4,565	2,763	2,872	7,137
Total non-performing assets	$16,124	$22,870	$27,451	$18,692

Restructured loans not on nonaccrual	$9,019	$4,300	$610	$846

Non-performing assets as a % of total assets	1.15%	1.84%	3.10%	2.42%
Allowance for loan losses as a % of nonaccrual loans	114.60%	62.89%	42.33%	91.76%
Allowance for loan losses as a % of total loans	1.15%	1.23%	1.39%	1.64%
Net charge-offs (recoveries) year-to-date	$1,728	$719	$(821)	$481
Provision for loan loss year-to-date	$2,330	$2,959	$(1,019)	$589

(1)         This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended		For the Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Net interest income	$10,169	$10,150	$38,885	$35,567
Provision for loan losses	12	543	2,330	2,959
Net interest income after provision for loan losses	10,157	9,607	36,555	32,608
Non-interest income	1,994	2,006	7,653	8,715
Non-interest expense	7,165	5,996	25,992	24,146
Income tax expense	2,855	2,145	7,791	6,483
Net income	$2,131	$3,472	$10,425	$10,694

Return on average assets	0.62%	1.12%	0.80%	0.98%
Return on average shareholders' equity	6.05%	10.54%	7.58%	8.99%
Return on average common shareholders' equity (1)	6.12%	10.96%	7.77%	9.51%
Efficiency ratio (1)	52.11%	48.14%	54.63%	53.72%

Per Common Share Data:
Basic	$0.31	$0.51	$1.52	$1.65
Diluted	$0.30	$0.50	$1.49	$1.61
Dividends declared	$0.06	$0.05	$0.24	$0.20

Non-Interest Income:
Service charges	$332	$364	$1,406	$1,341
Gain on sale of loans	22	2	118	242
Loan servicing fees	1,483	1,434	5,799	5,451
Loan servicing rights	(37)	100	(315)	1,120
Income on OREO	16	17	73	50
Other	178	89	572	511
Total	$1,994	$2,006	$7,653	$8,715

Non-Interest Expense:
Employee compensation and benefits	$3,702	$3,547	$15,437	$13,101
Occupancy	135	148	654	512
Information processing	423	401	1,632	2,446
Professional fees	406	494	1,657	1,831
Business development	210	262	941	794
FDIC assessment	99	26	386	450
OREO expenses	17	38	174	191
Writedown of OREO	820	146	905	480
Net loss (gain) on OREO	10	(2)	(353)	(122)
Depreciation and amortization	319	380	1,307	1,087
Other	1,024	556	3,252	3,376
Total	$7,165	$5,996	$25,992	$24,146

(1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

	For the Three Months Ended		For the Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	6.05%	10.54%	7.58%	8.99%
Effect of excluding average preferred shareholders' equity	0.07%	0.42%	0.19%	0.52%
Return on average common shareholders' equity	6.12%	10.96%	7.77%	9.51%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$7,165	$5,996	$25,992	$24,146
Less: net loss on sales and write- downs of OREO	(830)	(144)	(552)	(358)
Adjusted non-interest expense (non-GAAP)	$6,335	$5,852	$25,440	$23,788

Net interest income	$10,169	$10,150	$38,885	$35,567
Non-interest income	1,994	2,006	7,653	8,715
Less: net loss (gain) on sales of securities	(6)	-	31	-
Operating revenue	$12,157	$12,156	$46,569	$44,282
Efficiency ratio	52.11%	48.14%	54.63%	53.72%

	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
	(dollars in thousands, except share and per share data)
Tangible book value per share reconciliation:
Common equity	$132,986	$123,288	$99,024	$72,043
Less: Goodwill	5,038	5,038	-	-
Less: Core deposit intangible, net of amortization	919	1,441	-	-
Tangible common equity (non-GAAP)	$127,029	$116,809	$99,024	$72,043
Common shares outstanding	6,673,381	6,586,335	5,771,001	4,498,790
Tangible book value per share	$19.04	$17.74	$17.16	$16.01

	For the Three Months Ended
	December 31, 2017			December 31, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$106,173	$550	2.07%	$122,111	$497	1.63%
Loans (2)	1,134,822	13,443	4.74%	1,010,825	12,372	4.90%
Interest bearing deposits due from other banks	88,742	256	1.15%	42,633	91	0.85%
Total interest-earning assets	$1,329,737	$14,249	4.29%	$1,175,569	$12,960	4.41%

Allowance for loan losses	(13,474)			(11,825)
Other assets	61,741			73,763
Total assets	$1,378,004			$1,237,507

Liabilities
Savings, NOW, money market, interest checking	$265,309	531	0.80%	$246,628	292	0.47%
Time deposits	713,718	2,933	1.64%	597,488	1,996	1.34%
Total interest-bearing deposits	$979,027	$3,464	1.42%	$844,116	$2,288	1.08%
Other borrowings	1,328	18	5.53%	2,187	33	6.03%
FHLB advances	126,261	463	1.47%	123,928	369	1.19%
Junior subordinated debentures	15,523	135	3.48%	15,451	120	3.11%
Total interest-bearing liabilities	$1,122,139	$4,080	1.45%	$985,682	$2,810	1.14%

Non-interest-bearing deposits	104,718			110,062
Other liabilities	10,242			9,997
Total liabilities	$1,237,099			$1,105,741

Shareholders' equity	140,905			131,766
Total liabilities and equity	$1,378,004			$1,237,507

Net interest income		$10,169			$10,150
Interest rate spread (3)			2.84%			3.27%
Net interest margin (4)			3.06%			3.45%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended
	December 31, 2017			December 31, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$112,439	$2,158	1.92%	$108,549	$1,801	1.66%
Loans (2)	1,086,836	50,395	4.64%	913,887	43,552	4.77%
Interest bearing deposits due from other banks	52,786	499	0.95%	38,153	228	0.60%
Total interest-earning assets	$1,252,061	$53,052	4.24%	$1,060,589	$45,581	4.30%

Allowance for loan losses	(13,550)			(11,687)
Other assets	56,615			42,649
Total assets	$1,295,126			$1,091,551

Liabilities
Savings, NOW, money market, interest checking	$245,851	1,643	0.67%	$214,749	1,066	0.50%
Time deposits	661,784	10,172	1.54%	532,338	7,129	1.34%
Total interest-bearing deposits	$907,635	$11,815	1.30%	$747,087	$8,195	1.10%
Other borrowings	1,545	89	5.77%	3,047	161	5.28%
FHLB advances	127,635	1,748	1.37%	112,722	1,284	1.14%
Junior subordinated debentures	15,492	515	3.32%	14,628	374	2.56%
Total interest-bearing liabilities	$1,052,307	$14,167	1.35%	$877,484	$10,014	1.14%

Non-interest-bearing deposits	96,172			84,621
Other liabilities	9,059			8,276
Total liabilities	$1,157,538			$970,381

SBLF preferred stock (3)	-			2,184
Shareholders' equity	137,588			118,986
Total liabilities and equity	$1,295,126			$1,091,551

Net interest income		$38,885			$35,567
Interest rate spread (4)			2.89%			3.16%
Net interest margin (5)			3.11%			3.35%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.21

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)

The SBLF preferred stock refers to our Noncumulative Perpetual Preferred Stock, Series C, issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.  This stock was redeemed on February 23, 2016.

(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.